UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

Phillip Street Middle Market Lending Fund LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01579	92-0758632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 655-4419

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of December 3, 2025, the Board of Directors of Phillip Street Middle Market Lending Fund LLC (the “Company”) adopted and approved the Company’s Second Amended and Restated Limited Liability Company Agreement (the “Second A&R LLC Agreement”). The Second A&R LLC Agreement amends and restates in its entirety the Company’s Amended and Restated Limited Liability Company Agreement, dated as of October 19, 2022 (the “Existing LLC Agreement”), to, among other things: (i) update the investment guidelines; (ii) extend the commitment period past the third anniversary of the initial drawdown date indefinitely, and provide members holding a majority-in-interest of the interests in the Company the ability to end the commitment period at any time upon sixty days’ written notice; and (iii) update the schedule of officers.

The description above is only a summary of the material provisions of the amendments to the Existing LLC Agreement reflected in the Second A&R LLC Agreement and is qualified in its entirety by reference to the Second A&R LLC Agreement filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Limited Liability Company Agreement of Phillip Street Middle Market Lending Fund LLC, dated December 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillip Street Middle Market Lending Fund LLC
(Registrant)

Date: December 5, 2025	By:	/s/ Vivek Bantwal
	Name:	Vivek Bantwal
	Title:	Co-Chief Executive Officer

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer